Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

to exchange pursuant to the Offer to Exchange (as hereinafter defined) each Preferred American Depositary Share (a “Preferred ADS”)

of

VALE S.A.

for

0.9342 of a Common American Depositary Share (a “Common ADS”),

each Common ADS representing one common share

of

VALE S.A.

This Letter of Transmittal should be (a) completed and signed in the space provided herein and (b) mailed or delivered with your Preferred ADSs evidenced by American Depositary Receipts (“Preferred ADRs”), if applicable, to Citibank, N.A., as the Exchange Agent, at one of the following addresses:

By Mail:	By Overnight Courier:

Citibank, N.A.	Citibank, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

ITEM A:	DESCRIPTION OF PREFERRED ADSs TENDERED

Preferred ADSs Tendered
(Attach additional signed list if necessary)
Total Number
		Total Number	of Preferred
		of Preferred	ADSs in Book-
		ADSs	Entry	Total Number
Names(s) and Address(es) of Registered Holder(s)		Represented by	(Electronic)	of Preferred
(Please fill in, if blank, exactly as name(s) appear(s) on	Preferred ADR	Preferred	Form	ADSs
Preferred ADR(s))*	Number(s)	ADR(s)**	Tendered***	Tendered****

Total ADSs

*                                        For Preferred ADS holders who hold their Preferred ADSs in book-entry form on the books and records of Citibank, N.A., as depositary (the “Depositary”) in the Direct Registration System (“DRS”) or the International Direct Investment Plan (“IDI”) of the Depositary. The name of the Registered Holder must be filled in exactly as it appears on the books and records of the Depositary.

**                                 Complete only if Preferred ADSs are held in certificated form.  Need not be completed if transfer is to be made with respect to Preferred ADSs held only in book-entry form in DRS or IDI.

***                          Only include Preferred ADSs that are held in book-entry form in DRS or IDI.  Do NOT include any Preferred ADSs to be transferred by means of the DTC book-entry system.

****                   Unless otherwise indicated, it will be assumed that all Preferred ADSs described above are being tendered.  See Instruction 4.

Voluntary COY-VATC

Please fill in all applicable blanks, follow all instructions carefully and sign this Letter of Transmittal below.  This Letter of Transmittal, together with your Preferred ADR(s) (if applicable) and a duly completed IRS Form W-9 (enclosed herewith) or an appropriate IRS Form W-8 (if applicable), must be delivered to the Exchange Agent at one of the addresses set forth above.

The deadline for validly tendering Vale S.A. Preferred ADSs is 5:00 pm, New York City time (6:00, pm Rio de Janeiro, Brazil time), on August 11, 2017 (as such time and date may be extended or earlier terminated, the “Preferred ADS Tender Deadline”), unless the Exchange Offer is extended or earlier terminated.  Letters of Transmittal must be received in the office of the Exchange Agent by 5:00 pm (New York City time) on the Preferred ADS Tender Deadline.  Delivery of these documents to the Exchange Agent’s P.O. Box on the Preferred ADS Tender Deadline does not constitute receipt by the Exchange Agent.

Delivery of this Letter of Transmittal to an address other than the one as set forth above does not constitute a valid delivery to the Exchange Agent.  You must sign this Letter of Transmittal in the appropriate space provided, with the signature guaranteed (if required), and complete the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as applicable.

Voluntary COY-VATC

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to Vale S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), the above described Preferred American Depositary Shares (each, a “Preferred ADS”), in exchange for 0.9342 of a Common American Depositary Share (“Common ADS”), each Common ADS representing one common share of the Company, for each Preferred ADS properly tendered, and, if applicable, a cash-in-lieu payment representing the net cash proceeds from the sale of any fractional entitlement to a Common ADS to which the undersigned owner of Preferred ADSs would otherwise be entitled to receive (the “Exchange Offer”), in each case upon the terms and subject to the conditions of the Offer described in the Offer to Convert, dated June 28, 2017, as filed with the U.S. Securities and Exchange Commission, and this related Letter of Transmittal (together, the “Offer to Exchange”).

The Common ADSs are to be issued pursuant to the Amended and Restated Common Shares Deposit Agreement, dated as of December 22, 2015, as amended and supplemented from time to time (the “Common Shares Deposit Agreement”), which provides, inter alia, for the issuance of ADSs, by and among the Company, Citibank N.A., in its capacity as depositary (the “Depositary”), and all holders and beneficial owners of Common ADSs issued thereunder, filed as an exhibit to the Registration Statement on Form F-6, file number 333-207957, together with any amendments or supplements thereto.

Upon the terms and subject to the conditions of the Offer to Exchange (and if the Exchange Offer is extended, amended or earlier terminated, the terms of any such extension, amendment or termination), subject to, and effective upon, acceptance for exchange of the Preferred ADSs tendered hereby in accordance with the terms of the Exchange Offer, the undersigned hereby (i) sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Preferred ADSs that are being tendered herewith (and any and all dividends, distributions, rights, other shares of Preferred ADSs or other securities issued or issuable in respect thereof with a record date after the date on which the Preferred ADSs are transferred in the Exchange Offer (collectively, “Distributions”)), (ii) orders the registration of any Preferred Shares represented by Preferred ADSs tendered by book-entry transfer that are accepted under the Exchange Offer to or upon the order of the Company; and (iii) irrevocably constitutes and appoints Citibank, N.A., as the exchange agent (the “Exchange Agent”), as the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s right with respect to such Preferred ADSs, to perform the following functions on the undersigned’s behalf and for the undersigned’s account:

(a)         deliver American depositary receipts representing such Preferred ADSs (and any and all Distributions), or transfer ownership of such Preferred ADSs (and any and all Distributions), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company;

(b)         present such Preferred ADSs (and any and all Distributions) for transfer on the books of the Depositary; and

(c)          receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred ADSs (and any and all Distributions).

Upon such acceptance for exchange, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Preferred ADSs (and any and all Distributions) will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective) by the undersigned with respect to such Preferred ADSs (and any and all Distributions).

The undersigned hereby represents and warrants to the Company and the Exchange Agent that the undersigned has full power and authority to accept the Exchange Offer and to exchange, contribute, assign and transfer the Preferred ADSs in respect of which the Exchange Offer is being accepted or deemed to be accepted (and any and all securities or rights issued or issuable in respect thereof) and, when the Company accepts such Preferred ADSs for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges,

Voluntary COY-VATC

encumbrances and other third party interests, and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all distributions payable to a holder thereof.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Preferred ADSs tendered hereby and all distributions to the Company.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.  Except as stated in the Offer to Exchange, the tender of the Preferred ADSs hereby is irrevocable unless and until the undersigned withdraws the tender of such Preferred ADSs from the Exchange Offer.

The undersigned understands that the delivery and surrender of the Preferred ADSs is not effective until the Exchange Agent receives, or in the case of DRS or IDI, is deemed to have received, the Preferred ADSs with this Letter of Transmittal, properly completed and duly executed or an agent’s message, as applicable, together with all accompanying evidences of authority in form satisfactory to the Company and any other required documents.

The Company’s acceptance for exchange of Preferred ADSs properly tendered according to any of the procedures described in the Offer to Exchange and in the Instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended, amended or earlier terminated, the terms and conditions of such extension, amendment or termination).  The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange, the Company may not be required to accept for exchange any of the Preferred ADSs tendered hereby.  All questions as to validity, form and eligibility of any tender of Preferred ADSs hereby will be determined by the Company (which may delegate power in whole or in part to the Exchange Agent) and such determination will be final and binding.

The undersigned understands that the Common ADSs will be issued in “uncertificated” form. If the undersigned wishes to receive Common ADSs in certificated form, the undersigned will need, upon receipt of a statement from the Exchange Agent that the Common ADSs have been issued, to instruct the Depositary in accordance with the instructions contained in such statement to issue certificates for such Common ADSs.  To the extent that you hold Preferred ADSs in the forms of both DRS and IDI, the Exchange Agent shall aggregate the number of Preferred ADSs validly tendered in DRS and IDI, and shall credit you with the corresponding number of Common ADSs and, if applicable, the aggregate amount of the cash-in-lieu payment representing the net cash proceeds from the sale of the fractional entitlements to a Common ADS, in accordance with the terms and subject to the conditions of the Exchange Offer as described in the Offer to Convert.

Unless otherwise indicated under “Special Issuance Instructions,” please issue the Common ADSs and/or deliver statements in respect of any certificates for any Preferred ADSs not tendered or accepted for exchange in the name(s) of the registered holder(s) appearing above under “Description of Preferred ADSs Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the statements in respect of Common ADSs and/or mail statements in respect of any Preferred ADSs not tendered or not accepted for exchange (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of Preferred ADSs Tendered.”  In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, please issue the Common ADSs and/or mail statements in respect of any Preferred ADSs not tendered or not accepted for exchange (and any accompanying documents, as appropriate) in the name(s) of, and deliver statements in respect of such Common ADSs (and any accompanying documents, as appropriate) to, the person(s) so indicated.  The undersigned recognizes that the Company has no obligation under the “Special Issuance Instructions” to transfer any Preferred ADSs from the name of the registered holder thereof if the Company does not accept for exchange any of the Preferred ADSs so tendered.

Voluntary COY-VATC

ITEM B: SPECIAL ISSUANCE INSTRUCTIONS	ITEM C: SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the Common ADSs and the statements in respect of any Preferred ADSs not tendered or not accepted for exchange are to be issued in the name of someone other than the person(s) specified in Item A. See Instruction 5.

Issue the Common ADSs and the statements in respect of any Preferred ADSs not tendered or not accepted for exchange which I am entitled to receive to:

To be completed ONLY if delivery of the Common ADSs and the statements in respect of any Preferred ADSs not tendered or not accepted for exchange to be made to an address other than that specified in Item A, or to an address other than that appearing in Item B (if filled in). See Instruction 5.

Mail the Common ADSs and the statements in respect of any Preferred ADSs not tendered or not accepted for exchange which I am entitled to receive to:

Name	Name

(Please Type or Print)	(Please Type or Print)

Address	Address

(Include Zip Code)	(Include Zip Code)

(Taxpayer Identification or Social Security Number)	(Taxpayer Identification or Social Security Number)

ITEM D:	SIGNATURE(S)

IMPORTANT:  SIGN HERE

(Signature(s) of Owner(s))

(Signature(s) of Owner(s))

Dated:            , 201
Must be signed by registered holder(s) exactly as name appear(s) on Preferred ADR(s).  If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please see Instruction 2 and provide the following information:

Name(s):

(Please Type or Print)

Capacity

(Full Title):

Tax Identification or Social Security Number:

ITEM E:	GUARANTEE OF SIGNATURE(S)
(If Required — See Instruction 3)

Authorized Signature:
Name:
(Please Type or Print)
Title:
Name of Firm:
Address:
City/State/Zip Code:
Area Code and Daytime Telephone No.:
Date: , 201

Voluntary COY-VATC

PLEASE COMPLETE THE FORM W-9 BELOW TO PROVIDE THE EXCHANGE AGENT WITH YOUR TAX IDENTIFICATION NUMBER AND A CERTIFICATION AS TO YOUR EXEMPTION FROM BACK-UP WITHHOLDING. PAYER’S NAME: CITIBANK, N.A. requester. Do not instructions on page 3): Exemption from FATCA reporting code identification number (EIN). If you do not have a number, see How to get a TIN on page 3. or Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Serv ice (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3. U.S. person  Date  General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following: Form 1099-INT (interest earned or paid) Form 1099-DIV (dividends, including those from stocks or mutual funds) Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) Form 1099-S (proceeds from real estate transactions) Form 1099-K (merchant card and third party network transactions) Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) Form 1099-C (canceled debt) Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2. By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information. 6 Sign Here Signature of Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter. Employer identification number – Part II Certification For m W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Give Form to the send to the IRS. Print or type See Specific Instructions on page 2. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification; check only one of the following seven boxes:  Individual/sole proprietor or C Corporation S Corporation Partnership Trust/estate single-member LLC  Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _ _ Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.  Other (see instructions) 4 Exemptions (codes apply only to certain entities, not individuals; see Exempt payee code (if any) (if any) (Applies to accounts maintained outside the U.S.) 5 Address (number, street, and apt. or suite no.) Requester’s name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer Social security number – –

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien; A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; An estate (other than a foreign estate); or A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States: In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships above. What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. 7 attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note. See the chart on page 4 for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676). If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3. Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to b e taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single -member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.” Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099 - MISC are not exempt from backup withholding: medical and health care payments, 8 IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: Protect your SSN, Ensure your employer is protecting your SSN, and Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk. 1 Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information. 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2Circle the minor’s name and furnish the minor’s SSN. 3You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2. *Note. Grantor also must provide a Form W-9 to trustee of trust. 9 For this type of account: Give name and SSN of: 1. Individual 2. Two or more individuals (joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law 5. Sole proprietorship or disregarded entity owned by an individual 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) The individual The actual owner of the account or, if combined funds, the first individual on the account The minor2 The grantor-trustee1 The actual owner1 The owner3 The grantor* For this type of account: Give name and EIN of: 7. Disregarded entity not owned by an individual 8. A valid trust, estate, or pension trust 9. Corporation or LLC electing corporate status on Form 8832 or Form 2553 10. Association, club, religious, charitable, educational, or other tax-exempt organization 11. Partnership or multi-member LLC 12. A broker or registered nominee 13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i) (B)) The owner Legal entity4 The corporation The organization The partnership The broker or nominee The public entity The trust

INSTRUCTIONS

Terms and Conditions of the Letter of Transmittal

1.              Delivery of Letter of Transmittal and Preferred ADR(s).  Preferred ADR(s), together with a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, should be delivered to the Exchange Agent at one of the addresses set forth above.  In the case of Preferred ADSs held in the form of DRS or IDI, only a properly completed and duly executed Letter of Transmittal should be delivered to the Exchange Agent at one of the addresses set forth above.  If transmitted Preferred ADR(s) are registered in different names on different certificates, it will be necessary to complete, sign and transmit as many separate Letters of Transmittal as there are registrations of certificates.  Additional Letters of Transmittal may be obtained from the Exchange Agent.  The method of delivery of Preferred ADR(s) (and all other required documents) is at the option and risk of the undersigned and delivery will be deemed made only when actually received by the Exchange Agent.  If such delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested.  In all cases, sufficient time should be allowed to ensure timely delivery.  The Exchange Agent will deliver the Common ADSs from the tender of Preferred ADR(s) promptly after acceptance of the tendered Preferred ADR(s) by the Company.

2.              Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder of the Preferred ADR(s) transmitted herewith, the signature must correspond with the name as written on the face of the Preferred ADR(s) without alteration, enlargement or any change whatsoever.  If the Preferred ADR(s) is (are) owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal and any other document requiring signature.  If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must so indicate, when signing, such persons’ full capacities.  If additional documents are required, you will be so advised.

3.              Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s), unless such holder(s) has (have) completed Item B above (Special Issuance Instructions), or (ii) the Preferred ADS(s) are tendered for the account of an Eligible Guarantor Institution (as defined below).  If a signature guarantee is required, signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Guarantor Institution”).  In all other cases, all signatures on this Letter of Transmittal must be medallion guaranteed by an Eligible Guarantor Institution. See Instruction 5.

4.              Stock Powers; Endorsements of Preferred ADR(s).  If the registered holder(s) of the Preferred ADS(s) listed on the front page hereof and transmitted herewith signs this Letter of Transmittal, no separate stock power(s) or endorsement(s) of the Preferred ADR(s) is (are) required.  If a person other than the registered holder of the Preferred ADR(s) transmitted herewith signs this Letter of Transmittal, the Preferred ADR(s) must be duly endorsed by or accompanied by appropriate stock powers from the registered owner(s), in either case signed exactly as the name or names of the registered owner(s) appear on the certificate(s), with the proper guarantee of signatures by an Eligible Guarantor Institution, and the person signing this Letter of Transmittal must pay any transfer or other taxes or duties required by reason of the payment to a person other than the registered holder of the surrendered Preferred ADR(s) or establish to the satisfaction of the Exchange Agent and the Company that such tax has been paid or is not applicable.

5.              Special Issuance and Delivery Instructions.  In Item B above, indicate the name and address of the person(s) to whom the Common ADSs and the statement in respect of the Preferred ADSs not tendered or not accepted for exchange are to be issued, only if the Common ADSs and the statement in respect of the Preferred ADSs not tendered or not accepted for exchange are to be issued in the name of someone other than the person(s) in whose name the surrendered Preferred ADR(s) is (are) registered.  If Item B above is completed, the Common ADSs and the statement in respect of the Preferred ADSs not tendered or not accepted for exchange will be issued in the name of, and will be mailed to, if applicable, the person so indicated at the address so indicated, but only after it has been established to the satisfaction of the Exchange Agent and the Company that any applicable transfer or

Voluntary COY-VATC

other taxes or duties have been paid.  Please attach an additional list of the information required by Item B of this Letter of Transmittal, if necessary.  In Item C above, indicate the name and address to whom the Common ADSs and the statement in respect of the Preferred ADSs not tendered or not accepted for exchange are to be mailed only if delivery of the Common ADSs and the statement in respect of the Preferred ADSs not tendered or not accepted for exchange are to be made to someone other than the person(s) or the address(es) specified in Item A above, or if Item B above is completed, the person(s) or the address(es) listed in Item B above.  Please attach an additional list of the information required by this Letter of Transmittal, if necessary.

6.              Mutilated, Lost, Stolen or Destroyed Preferred ADR(s).  In the event that you are unable to deliver your Preferred ADR(s) due to mutilation, loss, theft or destruction of such certificate(s), this Letter of Transmittal may be submitted, together with an affidavit of such theft, loss or destruction, a bond of indemnity and any other documents which may be required, subject to acceptance at the discretion of the Company.  All inquiries with regard to lost or destroyed Preferred ADR(s) and how to have them replaced should be made directly to Morrow Sodali LLC, as Information Agent, at the applicable phone number or email address provided below.

7.              Tax Form.  You should complete and execute a Substitute Form W-9 (attached hereto) or an applicable IRS Form W-8 and deliver such form together with this Letter of Transmittal and your Preferred ADR(s), if applicable.  If the person receiving payment of the net cash proceeds from the sale of fractional entitlements to Common ADSs, as described in the Offer to Exchange is a “U.S. person” (see definition below), complete and sign the Substitute Form W-9 to certify the payee’s tax identification number (“TIN”).  Please provide the social security or employer identification number of the person or entity receiving payment for the above described Preferred ADR(s) and sign and date the form.  If the person receiving payment of the net cash proceeds from the sale of fractional entitlements to Common ADSs, as described in the Offer to Exchange is not a “U.S. person,” complete and sign an applicable IRS Form W-8 (usually, IRS Form W-8BEN (for individuals) or IRS Form W-8BEN-E (for entities)). IRS Forms W-8 may be obtained from either the Exchange Agent, at www.irs.gov or by calling 1-800-829-3676.  See the enclosed “Guidelines” for more instructions.  Failure to provide a properly completed and signed IRS Form W-9 or a properly completed and signed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable Form W-8 may result in backup withholding under U.S. tax laws and may result in a penalty imposed by the U.S. Internal Revenue Service.  For federal tax purposes, you are considered a U.S. person if you are (1) An individual who is a U.S. citizen or U.S. resident alien, (2) A partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) An estate (other than a foreign estate), or (4) A domestic trust (as defined in U.S. Treasury Regulations section 301.7701-7).

8.              Waiver of Conditions. Subject to the terms and conditions of the Offer to Exchange, the Company reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Preferred ADS tendered.

9.              Withdrawal of Preferred ADS Tendered.  Preferred ADS(s) tendered pursuant to the Offer of Exchange on or prior to the Preferred ADS Tender Deadline may not be withdrawn except as described in the Offer to Convert, which includes the right to withdraw any tendered Preferred ADS(s) during a possible extension of the Exchange Offer.  After an effective withdrawal you may resubmit to the Exchange Agent a completed replacement of this document and any other documents required by the Exchange Offer for properly tendering Preferred ADS(s) prior to the Preferred ADS Tender Deadline.

10.       Inadequate Space.  If the space provided herein under “Description of Preferred ADSs Tendered” is inadequate, the number of Preferred ADSs tendered and the Preferred ADR numbers with respect to such Preferred ADSs should be listed on a separate signed schedule attached hereto.

11.       Miscellaneous.  Neither the Company nor the Exchange Agent shall be obligated to give notice of any defects or any irregularities in any Letter of Transmittal and none of them shall incur any liability for failure to give any such notice.  All inquiries with regard to surrender of Preferred ADS(s) shall be made directly to Morrow Sodali LLC, as Information Agent, at the applicable phone number or email address provided below.

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The Exchange Agent for the Exchange Offer is:

CITIBANK, N.A.

By Mail	By Overnight Courier
Citibank, N.A.	Citibank, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Questions and requests for assistance may be directed to the Information Agent at the address and telephone number set forth below. Requests for additional copies of the Offer to Convert containing the Offer to Exchange and this Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below, and copies will be furnished promptly at the Company’s expense. Preferred ADS holders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Morrow Sodali LLC

Calls within the United States:	(800) 662-5200 (toll-free)
Calls outside the United States:	(203) 658-9400 (collect)
Email:	vale.info@morrowsodali.com

Voluntary COY-VATC